UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RENTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RENTECH, INC.
10877 Wilshire Blvd., Suite 600
Los Angeles, California 90024
AN IMPORTANT REMINDER TO VOTE YOUR PROXY
April 29, 2010
Dear Shareholder:
Our records indicate that your vote for the 2010 Rentech, Inc., Annual Meeting has not yet been received. Rentech’s annual meeting of shareholders will be held at the Crowne Plaza Hotel Los Angeles International Airport, 5985 Century Blvd., Los Angeles, California, on Tuesday, May 11, 2010, at 9:00 a.m. PDT. Please take a moment now to ensure that your shares are represented at this important meeting.
At the Annual Meeting, you will be asked to: (1) elect three directors; (2) approve an amendment to the Amended and Restated Articles of Incorporation to increase the number of shares authorized for issuance by 100,000,000 shares; and (3) ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Our Board of Directors unanimously recommends that you vote FOR each of these proposals.
YOUR VOTE IS MORE IMPORTANT THAN EVER AT THIS YEAR’S ANNUAL MEETING. PLEASE VOTE TODAY BY TELEPHONE, INTERNET OR BY SIGNING AND MAILING THE ENCLOSED PROXY CARD.
Recently, NYSE and SEC rule changes were enacted changing how shares held in brokerage accounts are voted in director elections. If you do not vote your shares on Proposal One (Election of Directors), your broker can no longer vote them for you and your shares will remain unvoted. Previously, if your broker did not receive instructions from you, they were permitted to vote your shares for you in director elections. However, starting January 1, 2010, under changes to NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares. In addition, proposal Three requires the affirmative vote of a majority of Rentech’s shares outstanding and entitled to vote at the meeting to be approved.
Therefore, it is very important that you vote your shares for all the proposals listed in the proxy including the election of directors.
In order to ensure that you have an opportunity to vote, no matter how few or how many shares you may own, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder.

Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember — every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.
We appreciate your support over the years, and would be pleased to talk with you further about the company and why we are excited about Rentech’s future prospects.
Thank you in advance for voting promptly.

Sincerely,
/s/ D. Hunt Ramsbottom, Jr.
D. Hunt Ramsbottom, Jr.
Chief Executive Officer, President and Director